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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS


We consent th the incorporation by reference in the Registration Statements (Forms S-8 No. 2-83692, No. 33-16680, No. 33-51892, No. 33-51894, No. 33-63832,
No. 33-55341, No. 33-60499 and No. 333-12531) of McDermott International, Inc. and the Registration Statement (Form S-3 No. 33-54940) of McDermott Incorporated and in the related Prospectuses of our report dated April 25, 1997 with respect to the combined financial statements of McDermott-ETPM West, Inc. included in this Annual Report (Form 10-K/A-1) for the year ended March 31, 1997.



                                                 ERNST & YOUNG LLP

New Orleans, Louisiana
July 24, 1997

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